Exhibit 10.2

FORM OF DUKE REALTY CORPORATION

LTIP UNIT AWARD AGREEMENT

Name of Participant:	(the “Participant”)

No. of LTIP Units Awarded:

Grant Date:

RECITALS

A. The Participant is an officer of Duke Realty Corporation, an Indiana corporation (the “Company”) and provides services to Duke Realty Limited Partnership, an Indiana limited partnership, through which the Company conducts substantially all of its operations (the “Partnership”).

B. Pursuant to the Company’s 2005 Long-Term Incentive Plan (as amended and supplemented from time to time, the “Plan”) and the Fifth Amended and Restated Agreement of Limited Partnership (as amended and supplemented from time to time, the “LP Agreement”) of the Partnership, the Company hereby grants the Participant an Other Stock-Based Award pursuant to the Plan and hereby causes the Partnership to issue to the Participant, the number of LTIP Units (as defined in the LP Agreement) set forth above (the “Award LTIP Units”) having the rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption and conversion set forth herein and in the LP Agreement. Upon the close of business on the Grant Date pursuant to this LTIP Unit Award Agreement (this “Agreement”), the Participant shall receive the number of LTIP Units specified above, subject to the restrictions and conditions set forth herein, in the Plan and in the LP Agreement. Unless otherwise indicated, capitalized terms used herein but not defined shall have the meanings given to those terms in the Plan.

C. The Compensation Committee (the “Committee) of the Board of Directors of the Company has determined that the Participant is entitled to receive the Award LTIP Units.

NOW, THEREFORE, the Company, the Partnership and the Participant agree as follows:

1. Effectiveness of Award. The Participant shall be admitted as a partner of the Partnership with beneficial ownership of the Award LTIP Units as of the Grant Date by (i) signing and delivering to the Partnership a copy of this Agreement and (ii) signing, as a Limited Partner, and delivering to the Partnership a counterpart signature page to the LP Agreement (attached hereto as Exhibit A). Upon execution of this Agreement by the Participant, the

Partnership and the Company, the books and records maintained by the General Partner shall reflect the issuance to the Participant of the Award LTIP Units. Thereupon, the Participant shall have all the rights of a Limited Partner of the Partnership with respect to a number of LTIP Units equal to the Award LTIP Units, as set forth in the LP Agreement, subject, however, to the restrictions and conditions specified in Section 2 below. The LTIP Units are uncertificated securities of the Partnership and upon the Participant’s request, the General Partner shall confirm the number of LTIP Units issued to the Participant.

2. Vesting of Award LTIP Units. Except as otherwise provided in Section 4 below, the Award LTIP Units shall become vested on the Vesting Date or Dates specified in the following schedule so long as the Participant remains an employee of the Employer on such Dates. If a series of Vesting Dates is specified, then the Award LTIP Units shall become vested only with respect to the number of Award LTIP Units specified as vested on each such date. There shall be no proportionate or partial vesting of Award LTIP Units in or during the months, days or periods between each Vesting Date.

Continuous Status as a Participant After Grant Date	Number of Units Vesting Per Year	Percent of Units Vested
Less than 1 Year	X	0%
1 Year	X	33 1/3%
2 Years	X	66 2/3%
3 Years	X	100%

Total Vesting	X

In the event of the occurrence of a Change in Control, all outstanding Award LTIP Units shall become fully vested if the Award LTIP Units are not equitably converted or substituted by the surviving Corporation.

3. Distributions. Distributions on the Award LTIP Units shall be paid to the Participant to the extent provided for in the LP Agreement.

4. Termination of Employment.

(a) Death or Disability. If the Participant’s employment with the Employer shall terminate by reason of death or Disability prior to the satisfaction of the vesting conditions set forth in Section 2 above, any Award LTIP Units that have not vested as of such date shall automatically and without notice become fully vested.

(b) Termination of Employment by the Employer Without Cause or by the Participant for Good Reason Within One Year Following the Occurrence of a Change in Control. If the Participant’s employment with the Employer shall be terminated by the Employer for any reason other than Cause, or the Participant shall resign his or her employment for Good Reason, in either case within one year following the occurrence of a Change in Control, all the Participant’s unvested Award LTIP Units shall become vested on the date of such termination.

(c) Termination of Employment by Reason of Retirement.

(i) If the Participant’s employment terminates by reason of Retirement, then, subject to subsection (c)(ii) below, any unvested Award LTIP Units shall continue to vest pursuant to the schedule in Section 2 above.

(ii) As consideration for the continued vesting of the Award LTIP Units as a result of the Participant’s Retirement, and provided that the Participant has not previously entered into a non-competition agreement with the Company, the Participant shall enter into a non-competition agreement with the Company at the time of the Participant’s Retirement if requested by the Committee or the Chief Executive Officer within 60 days following the date of Retirement, in such form as shall be reasonably determined by the Committee. In the event that the Participant refuses to enter into such non-competition agreement, then all of the Award LTIP Units that were not vested as of the date immediately preceding the date of the Participant’s Retirement shall expire on the earlier of (A) the time of such refusal, or (B) 5:00 p.m., Eastern time, on the 60th day following the date of the Participant’s Retirement. In the event that the Participant enters into or has previously entered into a non-competition agreement with the Company and breaches such agreement, any outstanding Award LTIP Units and restricted stock units awarded under the Plan that were not vested as of the date immediately preceding the date of Retirement shall expire immediately as of the time of such breach.

(d) Other Termination of Employment. If the Participant’s employment with the Employer terminates for any reason other than those described in subsection (a), (b) or (c) above, any Award LTIP Units held by the Participant that have not vested as of such date shall automatically and without notice terminate and be terminated and neither the Participant nor any of his or her successors, heirs, assigns or personal representatives will thereafter have any further rights or interests in such unvested Award LTIP Units. The Participant shall retain his or her right to any Award LTIP Units that have vested prior to the date of termination of employment.

5. Changes in Capitalization. Without duplication with the provisions of Article 15 of the Plan, if (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or capital stock of the Company or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization, spin-off, or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than ordinary cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the terms of this Agreement, then and in that event, the Committee shall take such action as shall be necessary to maintain the Participant’s rights hereunder so that they are substantially proportionate to the rights existing under this Agreement prior to such event, including, but not limited to, adjustments in the number of Award LTIP Units then subject to this Agreement and substitution of other awards under the Plan or otherwise.

6. Incorporation of Plan; Interpretation by Committee. This Agreement is subject to the terms, conditions, limitations and definitions contained in the Plan, to the extent not inconsistent with the terms of this Agreement. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of this Agreement shall control. The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement, which are consistent with the terms of this Agreement, as it deems appropriate.

7. Defined Terms. For purposes of this Agreement, the following defined terms shall have the meanings specified herein:

(a) “Employer” means either the Company or any Affiliate that employs the Participant.

(b) “Redemption Right” is defined in Section 7.07(a) of the LP Agreement.

(c) “Resignation for Good Reason” after a Change in Control means, without the Participant’s prior written consent: (i) a forced move to a location more than 60 miles from the Participant’s place of business immediately prior to the Change in Control; or (ii) a material reduction in the Participant’s base salary and/or annual incentive bonus target as compared to that in effect immediately prior to the Change in Control. The Participant may not resign for Good Reason without providing the Employer written notice of the grounds that the Participant believes constitute Good Reason and giving the Employer at least 30 days after such notice to cure and remedy the claimed event of Good Reason.

(d) “Retirement” means the Participant’s termination of employment with the Employer, other than a Termination for Cause, on or after the date the Participant attains the age of 55 years provided that, as of the date of termination, the sum of the number of whole years of the Participant’s employment with the Company or an Affiliate plus the Participant’s age totals at least 65 years.

(e) “Termination for Cause” means the Participant’s termination of employment with the Employer for Cause (as defined in the Plan) or by reason of the Participant’s (i) violation of material Company or Affiliate policies or (ii) breach of non-competition, confidentiality or other restrictive covenants that may apply to the Participant.

8. Restrictions on Transfer. None of the Award LTIP Units granted hereunder nor any of the common units of the Partnership into which such Award LTIP Units may be converted (the “Award Common Units”) shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of, or encumbered, whether voluntarily or by operation of law or by conversion into Common Units (each such action a “Transfer”) until the later of the date that (a) the Award LTIP Units vest and (b) is two (2) years after the Grant Date. From and after such date, any Transfer of Award LTIP Units or Award Common Units shall be in accordance with the provisions of Section 7.02 of the LP Agreement; provided, however, that the minimum unit transfer requirement in Section 7.02(iii) of the LP Agreement shall not apply. Additionally, all Transfers of Award LTIP Units or Award Common Units must be in compliance with all applicable securities laws (including, without limitation, the Securities Act of 1933, as amended, the “Securities Act”). In connection with any Transfer of Award LTIP Units or Award Common Units, the Partnership may require the Participant to provide an opinion of counsel, satisfactory to the Partnership, that such Transfer is in compliance with all federal and state securities laws (including, without limitation, the Securities Act). Any attempted Transfer of Award LTIP Units or Award Common Units not in accordance with the terms and conditions of this Section 8 shall be null and void, and the Partnership shall not reflect on its records any change in record ownership of any Award LTIP Units or Award Common Units as a result of any such Transfer, shall otherwise refuse to recognize any such Transfer and shall not in any way give effect to any such Transfer of any Award LTIP Units or Award Common Units. Except as otherwise provided herein, this Agreement is personal to the Participant, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution.

9. Legend. The records of the Partnership and any other documentation evidencing the Award LTIP Units shall bear an appropriate legend, as determined by the Partnership in its sole discretion, to the effect that such LTIP Units are subject to restrictions as set forth herein, in the Plan and in the LP Agreement.

10. Tax Matters; Section 83(b) Election. The Participant may make an election to include in gross income in the year of transfer the fair market value of the Award LTIP Units hereunder pursuant to Section 83(b) of the Code.

11. Withholding and Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Participant for income tax purposes or subject to the Federal Insurance Contributions Act withholding with respect to the Award LTIP Units granted hereunder, the Participant will pay to the Company or, if appropriate, any of its Subsidiaries, or make arrangements satisfactory to the Committee regarding the payment of, any United States federal, state or local or foreign taxes of any kind required by law to be withheld with respect to such amount. The Company may cause the required minimum tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from shares of Stock to be issued to the Participant in respect of the Participant’s exercise of the Redemption Right a number of shares of Stock with an aggregate Fair Market Value that would satisfy the withholding amount due, or (ii) withholding from Award LTIP Units granted to the Participant with an aggregate value that would satisfy the withholding amount due. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

12. Compensation Recoupment Policy. This Award shall be subject to any compensation recoupment policy of the Company that is applicable by its terms to the Participant and to Awards of this type.

13. Amendment; Modification. This Agreement may only be modified or amended in a writing signed by the parties hereto, provided that the Participant acknowledges that the Plan may be amended or modified in accordance with Section 16.1 thereof and that this Agreement may be amended or canceled by the Committee, on behalf of the Company and the Partnership, in each case for the purpose of satisfying changes in law or for any other lawful purpose, so long as no such action shall adversely affect the Participant’s rights under this Agreement without the Participant’s written consent. No promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, with respect to the subject matter hereof, have been made by the parties which are not set forth expressly in this Agreement. The failure of the Participant or the Company or the Partnership to insist upon strict compliance with any provision of this Agreement, or to assert any right the Participant or the Company or the Partnership, respectively, may have under this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

14. Complete Agreement. Other than as specifically stated herein or as otherwise set forth in any employment, change in control or other agreement or arrangement to which the Participant is a party which specifically refers to the Award LTIP Units or to the treatment of compensatory equity held by the Participant generally, this Agreement (together with those agreements and documents expressly referred to herein, for the purposes referred to herein) embody the complete and entire agreement and understanding between the parties with respect to the subject matter hereof, and supersede any and all prior promises, assurances, commitments, agreements, undertakings or representations, whether oral, written, electronic or otherwise, and whether express or implied, which may relate to the subject matter hereof in any way.

15. Investment Representation; Registration. The Participant hereby makes the covenants, representations and warranties set forth on Exhibit B attached hereto as of the Grant Date. All of such covenants, warranties and representations shall survive the execution and delivery of this Agreement by the Participant. The Participant shall promptly notify the Partnership upon discovering that any of the representations or warranties set forth on Exhibit B was false when made or have, as a result of changes in circumstances, become false. The Partnership will have no obligation to register under the Securities Act any of the Award LTIP Units or upon conversion or exchange of the Award LTIP Units into other limited partnership interests of the Partnership.

16. No Obligation to Continue Employment. Neither the Company nor any Subsidiary is obligated by or as a result of the Plan or this Agreement to continue the Participant in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any Subsidiary to terminate the employment of the Participant at any time.

17. No Limit on Other Compensation Arrangements. Nothing contained in this Agreement shall preclude the Company from adopting or continuing in effect other or additional compensation plans, agreements or arrangements, and any such plans, agreements and arrangements may be either generally applicable or applicable only in specific cases or to specific persons.

18. Status of Award LTIP Units under the Plan. The Award LTIP Units are both issued as equity securities of the Partnership and granted as “Other Stock-Based Awards” under the Plan. The Company will have the right at its option, as set forth in the LP Agreement, to issue Shares in exchange for partnership units into which Award LTIP Units may have been converted pursuant to the LP Agreement, subject to certain limitations set forth in the LP Agreement, and such Shares, if issued, will be issued under the Plan. The Participant acknowledges that the Participant will have no right to approve or disapprove such election by the Company.

19. Severability. If any term or provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or under any applicable law, rule or regulation, then such provision shall be construed or deemed amended to conform to applicable law (or if such provision cannot be so construed or deemed amended without materially altering the purpose or intent of this Agreement and the grant of Award LTIP Units hereunder, such provision shall be stricken as to such jurisdiction and the remainder of this Agreement and the award hereunder shall remain in full force and effect).

20. Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, without regard to any principles of conflicts of law which could cause the application of the laws of any jurisdiction other than the State of Indiana.

21. Headings. Section, paragraph and other headings and captions are provided solely as a convenience to facilitate reference. Such headings and captions shall not be deemed in any way material or relevant to the construction, meaning or interpretation of this Agreement or any term or provision hereof.

22. Notices. Notices hereunder shall be mailed or delivered to the Company addressed to Duke Realty Corporation, 600 East 96th Street, Suite 100, Indianapolis, IN 46240, Attention: General Counsel, and shall be mailed or delivered to the Participant at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

23. Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be an original, and all of which together shall constitute one and the same agreement.

24. Successors and Assigns. The rights and obligations created hereunder shall be binding on the Participant and his or her heirs and legal representatives and on the successors and assigns of the Partnership.

25. Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company and its agents may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Participant (i) authorizes the Company to collect, process, register and transfer to its agents all Relevant Information; and (ii) authorizes the Company and its agents to store and transmit such information in electronic form. The Participant shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law and to the extent necessary to administer the Plan and this Agreement, and the Company and its agents will keep the Relevant Information confidential except as specifically authorized under this paragraph.

26. Electronic Delivery of Documents. By accepting this Agreement, the Participant (i) consents to the electronic delivery of this Agreement, all information with respect to the Plan and any reports of the Company provided generally to the Company’s stockholders; (ii) acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing; (iii) further acknowledges that he or she may revoke his or her consent to electronic delivery of documents at any time by notifying the Company of such revoked consent by telephone, postal service or electronic mail; and (iv) further acknowledges that he or she is not required to consent to electronic delivery of documents.

27. Section 409A.

(a) Anything in this Agreement to the contrary notwithstanding, if at the time of the Participant’s separation from service within the meaning of Section 409A of the Code, the Company determines that the Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, then to the extent any payment or benefit that the Participant becomes entitled to under this Agreement on account of the Participant’s separation from service would be considered deferred compensation otherwise subject to the 20 percent additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(a)(2)(B)(i) of the Code, such payment shall not be payable and such benefit shall not be provided until the date that is the earlier of (A) six months and one day after the Participant’s separation from service, or (B) the Participant’s death.

(b) To the extent that any payment or benefit described in this Agreement constitutes “non-qualified deferred compensation” under Section 409A of the Code, and to the extent that such payment or benefit is payable upon the Participant’s termination of employment, then such payments or benefits shall be payable only upon the Participant’s “separation from service.” The determination of whether and when a separation from service has occurred shall be made in accordance with the presumptions set forth in Treasury Regulation Section 1.409A-1(h).

DUKE REALTY CORPORATION

By:
Name:
Title:

DUKE REALTY LIMITED PARTNERSHIP

By:	DUKE REALTY CORPORATION, its General Partner

By:
Name:
Title:

PARTICIPANT

Name:

EXHIBIT A

FORM OF LIMITED PARTNER SIGNATURE PAGE

The Grantee, desiring to become one of the within named Limited Partners of Duke Realty Limited Partnership, hereby becomes a party to the Fifth Amended and Restated Agreement of Limited Partnership of Duke Realty Limited Partnership, as amended through the date hereof (the “Partnership Agreement”).

The Grantee constitutes and appoints the General Partner and its authorized officers and attorneys-in-fact, and each of those acting singly, in each case with full power of substitution, as the Grantee’s true and lawful agent and attorney-in-fact, with full power and authority in the Grantee’s name, place and stead to carry out all acts described in Section 9.19(a) and (b) of the Partnership Agreement, such power of attorney to be irrevocable and a power coupled with an interest pursuant to Section 9.19 of the Partnership Agreement.

The Grantee agrees that this signature page may be attached to any counterpart of the Partnership Agreement.

Signature Line for Limited Partner:

By:
Name:
Date:

EXHIBIT B

PARTICIPANT’S COVENANTS, REPRESENTATIONS AND WARRANTIES

The Participant hereby represents, warrants and covenants as follows:

(a) The Participant has received and had an opportunity to review the following documents (the “Background Documents”):

(i) The latest Annual Report to Stockholders that has been provided to stockholders;

(ii) The Company’s Proxy Statement for its most recent Annual Meeting of Stockholders;

(iii) The Company’s Report on Form 10-K for the fiscal year most recently ended;

(iv) The Company’s Form 10-Q for the most recently ended quarter if one has been filed by the Company with the Securities and Exchange Commission since the filing of the Form 10-K described in clause (iv) above;

(v) Each of the Company’s Current Report(s) on Form 8-K, if any, filed since the later of the end of the fiscal year most recently ended for which a Form 10-K has been filed by the Company;

(vi) The Fifth Amended and Restated Agreement of Limited Partnership of Duke Realty Limited Partnership;

(vii) The Company’s 2005 Long-Term Incentive Plan; and

(viii) The Company’s Articles of Incorporation.

The Participant also acknowledges that any delivery of the Background Documents and other information relating to the Company and the Partnership prior to the determination by the Partnership of the suitability of the Participant as a holder of Award LTIP Units shall not constitute an offer of Award LTIP Units until such determination of suitability shall be made.

(b) The Participant hereby represents and warrants that

(i) The Participant either (A) is an “accredited investor” as defined in Rule 501(a) under the Securities Act, or (B) by reason of the business and financial experience of the Participant, together with the business and financial experience of those persons, if any, retained by the Participant to represent or advise him or her with respect to the grant to him or her of LTIP Units, the potential conversion of LTIP Units into common units of the Partnership (“Common Units”) and the potential redemption of such

Common Units for shares of Stock (“Shares”), has such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that the Participant (I) is capable of evaluating the merits and risks of an investment in the Partnership and potential investment in the Company and of making an informed investment decision, (II) is capable of protecting his or her own interest or has engaged representatives or advisors to assist him or her in protecting his or her its interests, and (III) is capable of bearing the economic risk of such investment.

(ii) The Participant understands that (A) the Participant is responsible for consulting his or her own tax advisors with respect to the application of the U.S. federal income tax laws, and the tax laws of any state, local or other taxing jurisdiction to which the Participant is or by reason of the award of LTIP Units may become subject, to his or her particular situation; (B) the Participant has not received or relied upon business or tax advice from the Company, the Partnership or any of their respective employees, agents, consultants or advisors, in their capacity as such; (C) the Participant provides or will provide services to the Partnership on a regular basis and in such capacity has access to such information, and has such experience of and involvement in the business and operations of the Partnership, as the Participant believes to be necessary and appropriate to make an informed decision to accept this Award of LTIP Units; and (D) an investment in the Partnership and/or the Company involves substantial risks. The Participant has been given the opportunity to make a thorough investigation of matters relevant to the LTIP Units and has been furnished with, and has reviewed and understands, materials relating to the Partnership and the Company and their respective activities (including, but not limited to, the Background Documents). The Participant has been afforded the opportunity to obtain any additional information (including any exhibits to the Background Documents) deemed necessary by the Participant to verify the accuracy of information conveyed to the Participant. The Participant confirms that all documents, records, and books pertaining to his or her receipt of LTIP Units which were requested by the Participant have been made available or delivered to the Participant. The Participant has had an opportunity to ask questions of and receive answers from the Partnership and the Company, or from a person or persons acting on their behalf, concerning the terms and conditions of the LTIP Units. The Participant has relied upon, and is making his or her decision solely upon, the Background Documents and other written information provided to the Participant by the Partnership or the Company. The Participant did not receive any tax, legal or financial advice from the Partnership or the Company and, to the extent it deemed necessary, has consulted with his or her own advisors in connection with his or her evaluation of the Background Documents and this Agreement and the Participant’s receipt of LTIP Units.

(iii) The LTIP Units to be issued, the Common Units issuable upon conversion of the LTIP Units and any Shares issued in connection with the redemption of any such Common Units will be acquired for the account of the Participant for investment only and not with a current view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein, without prejudice, however, to the Participant’s right (subject to the terms of the LTIP Units, the Plan and this Agreement) at all times to sell or otherwise dispose of all or any part of his or her or her LTIP Units, Common Units or Shares in compliance with the Securities Act, and applicable state securities laws, and subject, nevertheless, to the disposition of his or her assets being at all times within his or her control.

(iv) The Participant acknowledges that (A) neither the LTIP Units to be issued, nor the Common Units issuable upon conversion of the LTIP Units, have been registered under the Securities Act or state securities laws by reason of a specific exemption or exemptions from registration under the Securities Act and applicable state securities laws and, if such LTIP Units or Common Units are represented by certificates, such certificates will bear a legend to such effect, (B) the reliance by the Partnership and the Company on such exemptions is predicated in part on the accuracy and completeness of the representations and warranties of the Participant contained herein, (C) such LTIP Units, or Common Units, therefore, cannot be resold unless registered under the Securities Act and applicable state securities laws, or unless an exemption from registration is available, (D) there is no public market for such LTIP Units and Common Units and (E) neither the Partnership nor the Company has any obligation or intention to register such LTIP Units or the Common Units issuable upon conversion of the LTIP Units under the Securities Act or any state securities laws or to take any action that would make available any exemption from the registration requirements of such laws, except, that, upon the redemption of the Common Units for Shares, the Company currently intends to issue such Shares under the Plan and pursuant to a Registration Statement on Form S-8 under the Securities Act, to the extent that (I) the Participant is eligible to receive such Shares under the Plan at the time of such issuance and (II) the Company has filed an effective Form S-8 Registration Statement with the Securities and Exchange Commission registering the issuance of such Shares. The Participant hereby acknowledges that because of the restrictions on transfer or assignment of such LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units which are set forth in the Partnership Agreement and this Agreement, the Participant may have to bear the economic risk of his or her ownership of the LTIP Units acquired hereby and the Common Units issuable upon conversion of the LTIP Units for an indefinite period of time.

(v) The Participant has determined that the LTIP Units are a suitable investment for the Participant.

(vi) No representations or warranties have been made to the Participant by the Partnership or the Company, or any officer, director, shareholder, agent, or affiliate of any of them, and the Participant has received no information relating to an investment in the Partnership or the LTIP Units except the information specified in this Paragraph (b).

(c) So long as the Participant holds any LTIP Units, the Participant shall disclose to the Partnership in writing such information as may be reasonably requested with respect to ownership of LTIP Units as the Partnership may deem reasonably necessary to ascertain and to establish compliance with provisions of the Code, applicable to the Partnership or to comply with requirements of any other appropriate taxing authority.

(d) The address set forth on the signature page of this Agreement is the address of the Participant’s principal residence, and the Participant has no present intention of becoming a resident of any country, state or jurisdiction other than the country and state in which such residence is sited.

(e) The representations of the Participant as set forth above are true and complete to the information and belief of the Participant, and the Partnership shall be notified promptly of any changes in the foregoing representations.